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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File 333-09267), Form S-8 (File No. 33-54708), Form S-3 (File No. 333-12883), Form S-3 (File No. 333-6991), Form S-3 (File No. 33-78982)
and Form S-3 (File No. 333-34021) of Envirogen, Inc. of our report dated February 17, 1999 relating to of the consolidated financial statements and financial statement schedule as of December 31, 1998 and the years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP


Florham Park, New Jersey
March 28, 2000

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